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                                                                      Exhibit  5


                               November 7, 1995


T Cell Sciences, Inc.
115 Fourth Street
Needham, MA  02194

Ladies and Gentlemen:

         Re:     Registration Statement on Form S-3

         This opinion is delivered in our capacity as counsel to T Cell Sciences, Inc. (the "Company") in connection with the sale by certain stockholders of the Company (the "Selling Stockholders") of 2,761,816 shares of the Company's Common Stock (the "Offered Shares"). The Offered Shares were received by the Selling Stockholders pursuant to Stock Purchase Agreements, dated as of either October 27, 1995 or November 6, 1995, by and between the Selling Stockholders and the Company (the "Stock Purchase Agreements"). The Offered Shares are the subject of the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         As counsel for the Company, we have examined the Registration Statement, the Certificate of Incorporation and Bylaws of the Company each as amended to date, certificates of action of the Company's Board of Directors, the Stock Purchase Agreements, and such other records, certificates and documents of the Company as we have deemed appropriate for the purposes of this opinion.

         Based on and subject to the foregoing, we are of the opinion that when the Offered Shares are sold by the Selling Stockholders as described in the Registration Statement, the Offered Shares will be duly authorized, validly issued, fully paid and non-assessable.
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T Cell Sciences, Inc.
November 6, 1995
Page 2


         We hereby consent to being named as counsel to the Company in the Registration Statement, to the reference therein to our firm, and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        GOODWIN, PROCTER & HOAR